Exhibit 99.3

News Release

Carvana Co. Announces $250.0 Million Private Offering of Senior Notes

TEMPE – (BUSINESS WIRE) – May 20, 2019 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced it is planning to offer, subject to market conditions and other factors, $250.0 million of additional 8.875% senior notes due 2023 (the “new notes”) in a private offering. The new notes will be issued as additional notes under the indenture governing the outstanding $350.0 million in aggregate principal amount of Carvana’s 8.875% senior notes due 2023 that were issued on September 21, 2018 (the “existing notes”).

Concurrently with the offering of new notes, Carvana intends to offer 3,500,000 shares of Carvana’s Class A common stock in an underwritten public offering, subject to market conditions. Carvana also expects to grant the underwriters a 30-day option to purchase up to an additional 525,000 shares of Carvana’s Class A common stock. The new notes offering is not contingent upon the concurrent public offering of Class A common stock, and the concurrent public offering of Class A common stock is not contingent upon the new notes offering.

Carvana intends to use the net proceeds from the new notes offering and the public offering of Class A common stock for general corporate purposes. Carvana may use the net proceeds from these offerings to partially repay borrowings under its floor plan facility until it identifies other specific uses.

The new notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction, and will not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The offering of the new notes will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The new notes and the existing notes are expected to trade fungibly with one another.

This press release is issued pursuant to Rule 135c of the Securities Act and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Any offers of the new notes will be made only by means of a private offering memorandum.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 18,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the new notes offering and the proposed public offering of its Class A common stock. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:

Investor Relations:

Carvana

Mike Levin

investors@carvana.com